UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2018

MANNING & NAPIER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35355	45-2609100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

290 Woodcliff Drive, Fairport, New York 14450

(Address of principal executive offices and zip code)

(585) 325-6880

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 13, 2018, Manning & Napier, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders. There were 15,256,212 shares of Class A common stock entitled to be voted as of April 18, 2018, the record date for the Annual Meeting. At the Annual Meeting, 13,456,018 shares of Class A common stock were present in person or by proxy, thus constituting a quorum at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders elected the eight nominees listed below to serve as directors until the 2019 Annual Meeting of Stockholders or until their successors shall have been elected and qualified. The final voting results for the election of directors, with 5,377,722 broker non-votes, were as follows:

Nominee	Votes For	Votes Withheld
William Manning	7,229,001	849,295
Richard Goldberg	7,406,191	672,105
Barbara Goodstein	7,398,380	679,916
Edward Pettinella	7,409,208	669,088
Kenneth A. Marvald	7,387,424	690,872
Geoffrey Rosenberger	7,241,561	836,735
Edward George	7,334,779	743,517
Joel Domino	7,303,949	774,347

The final voting results for all other matters voted on at the Annual Meeting were as follows:

•	The proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accountants for the Company’s fiscal year ending December 31, 2018 was approved, with the Company receiving 13,286,191 votes for approval and 155,992 votes against approval, with 13,835 votes abstaining.

•	The non-binding advisory vote regarding the compensation of the Company’s named executive officers was approved, with the Company receiving 7,102,323 votes for approval and 812,536 votes against approval, with 163,437 votes abstaining and 5,377,772 broker non-votes.

No other business was transacted at the annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Manning & Napier, Inc.

Date: June 15, 2018	By:	/s/ Sarah C. Turner
	Name:	Sarah C. Turner
	Title:	Corporate Secretary